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                            USFREIGHTWAYS CORPORATION

                              Officer's Certificate
                              ---------------------

     Pursuant to Sections 102 and 301 of the Indenture, dated as of May 5, 1999 (the "Indenture"), between USFreightways Corporation, a Delaware corporation (the "Company"), the Guarantors (as defined in the Indenture) and NBD Bank, as Trustee, the undersigned Chief Executive Officer and Senior Vice President, Finance / Chief Financial Officer of the Company each hereby certifies as follows:

          1. He has read all provisions in the Indenture relating to conditions precedent to the authentication and delivery of $100,000,000 aggregate principal amount of the Company's 6 1/2% Guaranteed Notes due May 1, 2009 (the "Securities") and the definitions in the Indenture relating thereto and has made such investigation as he considered necessary in connection with the delivery hereof.

          2. In his opinion, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not provisions in the Indenture relating to conditions precedent to the authentication and delivery of the Securities under the Indenture have been complied with.

          3. In his opinion, such provisions have been complied with.

          4. Pursuant to resolutions adopted by the Board of Directors by unanimous written consent on April 12, 1999, and by the Special Committee of the Board of Directors by unanimous written consent on April 29, 1999, the terms of the Securities to be issued under the Indenture shall be as follows:

             (i) The title of the Securities is "6 1/2% Guaranteed Notes due May 1, 2009."

             (ii) The Securities are to be issued in, and limited to, an aggregate principal amount of $100,000,000 (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities pursuant to the terms of the Indenture).

             (iii) The unpaid principal of the Securities is payable on May 1, 2009, subject to the provisions of the Indenture respecting acceleration.



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             (iv)  The Securities shall bear interest at a rate of 6 1/2% per annum from May 5, 1999 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 1999, to the Person in whose name and Note (or any predecessor
          Note) is registered at the close of business on the April 15 or October 15, as the case may be, next preceding such Interest Payment Date.

             (v) Principal and interest on the Securities shall be payable at the office of the Trustee maintained for that purpose in the Borrough of Manhattan, the City of New York.

             (vi) The Securities are redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the Securities. The redemption price will be equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) and 15 basis points.

                   In the case of each of clause (1) and (2), accrued interest will be payable to the redemption date.

                   "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                   "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

                   "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and



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          lowest of such Reference Treasury Dealer Quotations, or (2) if the
          Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

                   "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse First Boston Corporation and their respective successors. If the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

                   "Remaining Scheduled Payments" means, with respect to each Security to be redeemed, the remaining scheduled payments of principal and interest on such Security that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such Security, the amount of the next succeeding scheduled interest payment on such Security will be reduced by the amount of interest accrued on such Security to such redemption date.

                   On and after the redemption date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed on such date. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

             (vii) The Securities will not be entitled to the benefit of any sinking fund.

             (viii) The Securities shall be subject to defeasance as provided in Sections 1302 and 1303 of the Indenture.

             (ix) The Securities shall be issuable in the form of Global Securities, and the Depositary for the Global Securities shall be The Depository Trust Company.


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             (x)    The Events of Default specified in Section 501 of the
          Indenture shall apply to the Securities.

             (xi) The Securities shall have the benefit of the covenants in Article Ten of the Indenture.

             (xii) The Securities shall have the benefit of the Guarantees set forth in Article Fourteen of the Indenture.

             (xiii) Capitalized terms not otherwise defined herein have the meanings specified in the Indenture.

     IN WITNESS WHEREOF, we have here unto signed our names the 5th day of May, 1999.

                                          /s/ John Campbell Carruth
                                          -----------------------------------
                                          Name:   John Campbell Carruth
                                          Title:  Chief Executive Officer




                                          /s/ Christopher L. Ellis
                                          -----------------------------------
                                          Name:   Christopher L. Ellis
                                          Title:  Vice President, Finance and
                                                  Chief Financial Officer